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                                                                      EXHIBIT 11

            HEALTHDYNE INFORMATION ENTERPRISES, INC. AND SUBSIDIARIES
       SUPPLEMENTAL STATEMENT OF COMPUTATION OF PER SHARE EARNINGS (LOSS)
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)


                                                    YEARS ENDED DECEMBER 31,
                                                 -----------------------------
                                                  1997        1996      1995
                                                 -------     ------   --------
Net earnings (loss)                              $(8,596)    $  107   $(10,961)
                                                 =======     ======   ========


Weighted average number of common
shares outstanding                                22,587     19,863     18,302
                                                 =======     ======   ========

Basic net earnings (loss) per
   common share                                  $  (.38)    $  .01   $   (.60)
                                                 =======     ======   ========


Shares used in diluted net earnings (loss)
per share calculation:
   Weighted average number of
       common shares outstanding                  22,587     19,863     18,302
   Additional shares assumed
       outstanding from dilutive
       stock options used in diluted
       earnings (loss) per share
       calculation                                    --*     1,414         --*
                                                 -------     ------   --------
                                                  22,587     21,277     18,302
                                                 =======     ======   ========
Diluted net earnings (loss) per common
share                                            $  (.38)    $  .01   $   (.60)
                                                 =======     ======   ========

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  *   Since stock options are antidilutive to the loss per common share calculations, stock options are not considered in such loss per share calculations in 1997 and 1995.